                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation (the "Company") will be held on Friday, April 20, 2001, commencing at 10:00 A.M., local time, at the principal executive offices of the Company, at 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

        1. To fix the number of directors constituting the full Board of Directors of the Company at seven;

        2.  To consider and vote upon the election of seven directors;

        3. To act upon a proposal to amend the Company's 1991 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued under such plan from 1,500,000 shares to 2,300,000 shares; and

        4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 23, 2001 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          James D. Freedman
                                          Clerk

March 21, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the "Company") of proxies for use at the 2001 Annual Meeting of Shareholders (the "2001 Annual Meeting") to be held on April 20, 2001, at 10:00 A.M., local time, at the principal executive offices of the Company, at 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 21, 2001. The cost of solicitation of proxies will be borne by the Company.

     At the 2001 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following matters:

        1. To fix the number of directors constituting the full Board of Directors of the Company at seven;

        2.  To consider and vote upon the election of seven directors;

        3. To act upon a proposal to amend the Company's 1991 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued under such plan from 1,500,000 shares to 2,300,000 shares; and

        4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The information contained in the "Audit Committee Report" on page 12, the "Compensation Committee Report" on pages 13 and 14 and the "Stock Performance Graph" on page 15 shall not be deemed "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

                               VOTING PROCEDURES

     Only holders of record of Common Stock outstanding at the close of business on February 23, 2001 are entitled to vote at the 2001 Annual Meeting and any adjournment thereof. As of that date, there were 35,506,753 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the meeting.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2001 Annual Meeting by giving written notice of such revocation to the Clerk of the Company, by signing and duly delivering a proxy bearing a later date or by attending and voting in person at the 2001 Annual Meeting. Duly executed proxies received and not revoked prior to the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at seven, FOR the election of the nominees for director named in the proxy, FOR the amendment to the Company's 1991 Employee Stock Purchase Plan and in the discretion of the proxies as to other matters that may properly come before the 2001 Annual Meeting.

     Votes withheld from any nominee for election as director, abstentions and broker "non-votes" will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker "non-vote" occurs when a broker or other nominee who holds shares for a beneficial owner withholds his vote on a particular proposal with respect to which he does not have discretionary voting power or instructions from the beneficial owner. Abstentions with respect to a proposal are included in the number of shares present or represented and entitled to vote on such proposal, and therefore have the effect of voting against the proposal. Broker "non-votes" are not so included, but where the matter requires approval of a specified percentage of the Company's issued and outstanding Common Stock have the effect of voting against the proposal. An automated system administered by the Company's transfer agent tabulates the votes.

     The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted in accordance with the judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. Currently the Board of Directors is comprised of seven members. The Board of Directors has recommended that the number of directors remains fixed at seven and has nominated for election as directors Joseph W. Alsop, Larry R. Harris, Roger J. Heinen, Jr., Michael L. Mark, Arthur J. Marks, Scott A. McGregor and Amram Rasiel, each of whom is currently a director of the Company. Each director elected at the 2001 Annual Meeting will hold office until the next Annual Meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

     Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to serve, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may thereafter be nominated for director by the Board of Directors of the Company.

     If a quorum is present at the meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting will be necessary to fix the number of directors constituting the full Board of Directors at seven, and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS AT SEVEN, AND THAT YOU VOTE FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED BELOW AS DIRECTORS OF THE COMPANY.

           NOMINEE              AGE        PRESENT PRINCIPAL EMPLOYER AND RECENT BUSINESS EXPERIENCE
           -------              ---        ---------------------------------------------------------
Joseph W. Alsop...............  55    Mr. Alsop, a founder of the Company, has been a director and Chief
                                      Executive Officer of the Company since its inception in 1981.
Larry R. Harris...............  53    Dr. Harris has been a director of the Company since January 1995.
                                      Dr. Harris is a founder of EasyAsk, Inc. and has been its President since 1994.
Roger J. Heinen, Jr...........  50    Mr. Heinen has been a director of the Company since March 1999.
                                      Since 1996, Mr Heinen has been a consultant to several software and technology companies. Mr. Heinen served as Senior Vice President,
                                      Developer Division, at Microsoft from 1993 until 1996. Mr. Heinen is also a director of ANSYS, Inc. and Avid Technologies, Inc.
Michael L. Mark...............  55    Mr. Mark has been a director of the Company since July 1987. Mr.
                                      Mark has been President of Refined Reports, Inc., an electronic publishing software development company, since 1990. Mr. Mark is also a director of Netegrity, Inc.
Arthur J. Marks...............  56    Mr. Marks has been a director of the Company since July 1987. Mr.
                                      Marks has served as a General Partner of New Enterprise Associates, a venture capital partnership, since August 1984. His investment activities focus on information technology companies. Mr. Marks is also a director of Advanced Switching Communications, Inc., Epicor
                                      Software, eXcelon, Inc. and Talk.com.
Scott A. McGregor.............  44    Mr. McGregor has been a director of the Company since March 1998.
                                      Mr. McGregor has been a Senior Vice President and General Manager of Philips Electronics, N.A. since February 1998. He was a software consultant from June 1997 until January 1998. From 1992 until May
                                      1997, Mr. McGregor was Senior Vice President, Products, of The
                                      Santa Cruz Operation, Inc.
Amram Rasiel..................  71    Dr. Rasiel has been a director of the Company since April 1983. Dr.
                                      Rasiel is a private investor. Dr. Rasiel is also a director of PRI
                                      Automation, Inc.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the fiscal year ended November 30, 2000. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served. There are two standing committees of the Board of Directors. The Audit Committee, of which Messrs. Heinen, Mark and Dr. Rasiel are members, assists the Board of Directors in fulfilling its oversight responsibilities relating to financial information which will be provided to shareholders and others, the internal control system which management and the Board of Directors have established and the audit process. The Audit Committee held four meetings during the fiscal year ended November 30, 2000. The Compensation Committee, of which Messrs. Marks and McGregor are members, held one meeting during the fiscal year ended November 30, 2000. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation Committee also administers the Company's stock plans.

                            DIRECTORS' COMPENSATION

     Each of the Company's non-employee directors who rendered services during fiscal 2000 received an annual fee of $18,000 and has been reimbursed, upon request, for expenses incurred in attending Board of Directors' meetings. In addition, each non-employee member of the Audit and Compensation Committees received an annual fee of $2,000 for each committee on which he served during fiscal 2000, except for Mr. Heinen who received a prorated amount of $500 for joining the Audit Committee late in fiscal 2000. Directors who are employees of the Company are not paid any separate fees for their service as a director.

     Subsequent to the establishment of the 1993 Directors' Stock Option Plan ("1993 Directors' Plan"), each existing non-employee director, as well as new non-employee directors elected to the board prior to fiscal 1999, were granted an option to purchase 60,000 shares of Common Stock pursuant to the terms of the 1993 Directors' Plan. These options vested in seventy-two equal monthly installments provided that the optionee was a director at the end of such period. During fiscal 1995, Dr. Harris was granted an option pursuant to the 1993 Directors' Plan which vests through November 2000. The 1993 Directors' Plan was terminated in April 1997. Options granted and outstanding under the 1993 Directors' Plan remain outstanding and are exercisable in accordance with their terms, but no further options will be granted under this plan. During fiscal 1998, Mr. McGregor was granted an option to purchase 60,000 shares of Common Stock, pursuant to the Company's 1994 Stock Incentive Plan, which vests in equal monthly installments through February 2004.

     In fiscal 1999, the Company began awarding annual grants of options to purchase 10,000 shares of Common Stock to each new non-employee director and to each non-employee director whose previous grant was fully vested. Annual grants are exercisable in full on the date of grant. During fiscal 1999, Messrs. Heinen and McGregor each received an annual grant pursuant to the Company's 1997 Stock Incentive Plan. During fiscal 2000, Messrs. Heinen, Mark, Marks and Rasiel each received an annual grant pursuant to the Company's 1997 Stock Incentive Plan. Each option granted pursuant to the 1993 Directors' Plan, the 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan expires on the tenth anniversary of the date of grant. Each of these plans requires that the exercise price of each option be equal to the closing price of the Common Stock, as reported by the Nasdaq Stock Market.

              SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each of the Company's current directors, by each of the executive officers named in the Summary Compensation Table appearing on pages 9 and 10, and by all executive officers and directors of the Company as a group, as of March 15, 2001.

                                                             BENEFICIALLY OWNED
                                                                   SHARES
                                                            --------------------
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)             NUMBER      PERCENT
         ---------------------------------------             ------      -------
Joseph W. Alsop(2)........................................  2,731,046      7.29%
  14 Oak Park
  Bedford, MA 01730
Private Capital Management, Inc.(3).......................  2,681,341      7.55%
  Bruce S. Sherman
    and
  Gregg J. Powers
    3003 Tamiami Trail North
    Naples, FL 33940
T. Rowe Price Associates, Inc.(4).........................  2,599,200      7.32%
  100 East Pratt Street
  Baltimore, MD 21202
Perkins, Wolf, McDonnell & Company(5).....................  2,333,300      6.57%
  53 W. Jackson Blvd.
  Suite 722
  Chicago, IL 60604
Amram Rasiel(6)...........................................    480,000      1.35%
Richard D. Reidy(7).......................................    187,779         *
Michael Mark(8)...........................................    136,000         *
Norman R. Robertson(9)....................................    135,925         *
David G. Ireland(10)......................................    121,674         *
Arthur J. Marks(11).......................................     74,451         *
Larry R. Harris(12).......................................     60,000         *
Scott A. McGregor(13).....................................     54,500         *
Roger J. Heinen, Jr.(14)..................................     30,000         *
All executive officers and directors as a group
  (11 persons)(15)........................................  4,060,313     10.60%

---------------

   * Less than 1%

 (1) All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

 (2) Includes 1,942,800 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

 (3) Derived from Schedule 13-G - Amendment 2 dated February 14, 2001. The persons named reported beneficial ownership of the following shares:
     Private Capital Management, Inc (2,681,341); Bruce S.

     Sherman (2,754,491); and Gregg J. Powers (2,681,341). Mr. Sherman is Chairman of Private Capital Management ("PCM") and Mr. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group.

 (4) Derived from Schedule 13-G dated February 14, 2001. The Schedule 13-G states that these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates exercises sole voting power for 805,500 shares and sole dispositive power for all shares.

 (5) Derived from Schedule 13-G dated February 15, 2001. For purposes of the reporting requirements of the Securities Exchange Act of 1934, all of the shares are beneficially owned by Perkins, Wolf, McDonnell & Company
     ("PWM & Co."). PWM & Co. exercises sole voting power and dispositive power for 51,050 shares.

 (6) Includes 100,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

 (7) Includes 184,572 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

 (8) Includes 100,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

 (9) Includes 112,916 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(10) Includes 119,031 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(11) Includes 70,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(12) Includes 60,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(13) Includes 42,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(14) Includes 30,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

(15) Includes 2,806,390 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. This information is also filed with the Nasdaq Stock Market. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 2000, its directors, officers and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 2000, the Company purchased approximately 217,000 shares of Series C Convertible Preferred Stock for $500,000 from EasyAsk, Inc. ("EasyAsk"). Also in March 2000, $200,000 of previously purchased Subordinated Convertible Promissory Notes plus accrued interest was converted into approximately 92,000 shares of Series C Convertible Preferred Stock. The Company has invested a total of approximately $1.3 million for an aggregate interest in EasyAsk of approximately 7%. Dr. Larry R. Harris, a director of the Company, is a founder and President of EasyAsk.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by (i) the CEO and (ii) each of the Company's executive officers other than the CEO during the 2000 fiscal year (collectively, the "Named Executive Officers"), for services rendered in fiscal 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                             ANNUAL COMPENSATION     ---------------------    ALL OTHER
                                           -----------------------   SECURITIES UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)(1)    OPTIONS/SARS(#)(2)        ($)(3)
   ---------------------------      ----   ---------   -----------   ---------------------   ------------
Joseph W. Alsop...................  2000   $350,000     $270,000            250,000            $43,959
  Chief Executive Officer           1999   $350,000     $432,500            310,000            $58,143
                                    1998   $300,000     $531,000            490,000            $67,381
David G. Ireland..................  2000   $258,750     $100,879            120,000            $19,826
  President, the Progress Company   1999   $215,000     $121,000             80,000            $15,352
                                    1998   $198,333     $225,020             60,000            $13,408
Richard D. Reidy..................  2000   $213,750     $ 76,796             50,000            $16,824
  Senior Vice President, Products   1999   $200,000     $127,624            140,000            $25,810
                                    1998   $188,333     $200,697            114,000            $26,188
Norman R. Robertson...............  2000   $230,500     $ 70,201             80,000            $18,541
  Senior Vice President,            1999   $220,000     $115,067             80,000            $27,899
  Finance and Administration        1998   $181,917     $202,487            144,000            $16,393
  and Chief Financial Officer

---------------
(1) The amounts shown in this column reflect bonuses earned under the Company's Bonus Program for Executives and Key Contributors.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 2000, 1999 or 1998.

(3) The amounts disclosed in this column include:

         (a) Company contributions for fiscal 2000 of $8,160 to a defined contribution plan, the Progress Software Corporation 401(k)
              Plan (the "401(k) Plan") for the following individuals: Mr.
              Alsop, Mr. Ireland, Mr. Reidy, and Mr. Robertson.
         (b) Payments by the Company for fiscal 2000 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows:
              Mr. Alsop, $32,861; Mr. Ireland, $10,660; Mr. Reidy, $8,226;
              and Mr. Robertson, $8,463.
         (c) Payments by the Company in fiscal 2000 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $982; and Mr.
              Robertson, $952.
         (d) Imputed income in fiscal 2000 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,956; Mr. Ireland, $1,006; Mr. Reidy,
              $438; and Mr. Robertson, $966.
         (e) Company contributions for fiscal 1999 to the 401(k) Plan as follows: Mr. Alsop, $10,080; Mr. Ireland, $5,040; Mr. Reidy,
              $10,080; and Mr. Robertson, $10,080.

(f)        Payments by the Company for fiscal 1999 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr.
           Alsop, $45,423; Mr. Ireland, $8,821; Mr. Reidy, $15,163; and Mr. Robertson, $15,922.
(g)        Payments by the Company in fiscal 1999 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,149; and Mr. Robertson, $435.
(h)        Imputed income in fiscal 1999 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,491; Mr. Ireland, $1,491; Mr. Reidy, $567; and Mr. Robertson,
           $1,462.
(i)        Company contributions for fiscal 1998 to the 401(k) Plan as follows: Mr. Alsop, $16,128; Mr.
           Ireland, $8,064; Mr. Reidy, $16,128; and Mr. Robertson, $8,064.
(j)        Payments by the Company for fiscal 1998 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr.
           Alsop, $48,088; Mr. Ireland $3,356; Mr. Reidy, $9,629; and Mr. Robertson, $6,055.
(k)        Payments by the Company in fiscal 1998 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,149; and Mr. Robertson, $435.
(l)        Imputed income in fiscal 1998 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $2,016; Mr. Ireland, $1,988; Mr. Reidy, $431; and Mr. Robertson,
           $1,839.

                          OPTION GRANTS IN FISCAL 2000

     The following table sets forth certain information with respect to the grant of incentive and non-qualified stock options in fiscal year 2000 for each of the Named Executive Officers.

                                                                                             POTENTIAL
                                              INDIVIDUAL GRANTS                         REALIZABLE VALUE AT
                          ----------------------------------------------------------      ASSUMED ANNUAL
                           NUMBER OF        % OF TOTAL                                 RATES OF STOCK PRICE
                           SECURITIES      OPTIONS/SARS                                  APPRECIATION FOR
                           UNDERLYING       GRANTED TO       EXERCISE                     OPTION TERM(5)
                          OPTIONS/SARS     EMPLOYEES IN       PRICE       EXPIRATION  -----------------------
          NAME             GRANTED(#)     FISCAL YEAR(3)   ($/SHARE)(4)      DATE       5%($)        10%($)
          ----            ------------    --------------   ------------   ----------  ----------   ----------
Joseph W. Alsop.........    10,200(1)(7)       0.42%          $19.25       2/18/10    $  127,119   $  318,720
                            89,800(1)(6)       3.66%          $19.25       2/18/10    $1,119,114   $2,805,985
                           150,000(2)(6)       6.12%          $12.06       10/6/10    $1,229,532   $3,029,576
David G. Ireland........    60,000(1)(6)       2.45%          $19.25       2/18/10    $  747,757   $1,874,823
                            60,000(2)(6)       2.45%          $12.06       10/6/10    $  491,813   $1,211,830
Richard D. Reidy........    17,700(1)(7)       0.72%          $19.25       2/18/10    $  220,588   $  553,073
                             7,300(1)(6)       0.30%          $19.25       2/18/10    $   90,977   $  228,103
                            25,000(2)(6)       1.02%          $12.06       10/6/10    $  204,922   $  504,929
Norman R. Robertson.....    25,500(1)(7)       1.04%          $19.25       2/18/10    $  317,797   $  796,800
                            14,500(1)(6)       0.59%          $19.25       2/18/10    $  180,708   $  453,082
                            40,000(2)(6)       1.63%          $12.06       10/6/10    $  327,875   $  807,877

---------------
(1) These options vest monthly over a 60-month period commencing on March 1, 2000.

(2) Options vest on the date of grant with respect to 13.33% of the total amount, thereafter in equal monthly installments over a 52 month period commencing on November 1, 2000.

(3) The Company granted options to purchase a total of 2,452,077 shares of Common Stock in fiscal 2000. The Company granted no SARs during fiscal 2000.

(4) All options were granted at the closing price of the Common Stock, as reported by the Nasdaq Stock Market, on the date of grant.

(5) Potential Realizable Value is computed based on the value of stock price appreciation at assumed annual rates, reduced by the exercise price of the option, compounded annually over the actual option term (10 years). Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(6) These options were granted as non-qualified stock options.

(7) These options were granted as incentive stock options.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to option exercises in fiscal year 2000 and the value of unexercised options, as of November 30, 2000, for each of the Named Executive Officers.

                                                                 NUMBER OF                 VALUE OF
                                                           SECURITIES UNDERLYING         UNEXERCISED
                                                                UNEXERCISED              IN-THE-MONEY
                                                              OPTIONS/SARS AT          OPTIONS/SARS AT
                                                           FISCAL YEAR-END(#)(1)   FISCAL YEAR-END($)(1)(2)
                                                           ---------------------   ------------------------
                          SHARES ACQUIRED      VALUE           EXERCISABLE/              EXERCISABLE/
          NAME            ON EXERCISE(#)    REALIZED($)        UNEXERCISABLE            UNEXERCISABLE
          ----            ---------------   ------------       -------------            -------------
Joseph W. Alsop.........          --                --       1,828,100/709,500      $11,887,601/$2,046,738
David G. Ireland........      32,500          $408,812          80,247/254,855      $    219,200/$ 737,134
Richard D. Reidy........      33,272          $477,576         129,791/278,987      $   599,292/$1,113,187
Norman R. Robertson.....       8,000          $151,459          77,463/196,431      $    305,136/$ 573,964

---------------
(1) As of November 30, 2000 the Company had issued no SARs.

(2) Calculated on the basis of an assumed value of $13.16, per share which was the average of the high and the low sale prices of the Company's Common Stock on November 30, 2000, as reported by the Nasdaq Stock Market, less the applicable exercise price.

                  EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS

     The Company has entered into an agreement (an "Employee Retention and Motivation Agreement") with the CEO and each of the other Named Executive Officers ("Covered Persons"). Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) of the Company and upon an Involuntary Termination (as defined in such agreement) of the Covered Person's employment by the Company. Upon a Change in Control, the final twelve-month vesting portion of each outstanding unvested option grant held by the Covered Persons shall automatically accelerate; and, each Covered Person's annual cash bonus award shall be fixed and guaranteed at his respective target level. Payment of such bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year and the balance of such bonus will be paid at the end of such fiscal year or immediately upon Involuntary Termination of such Covered Person if such event occurs prior to the end of the relevant fiscal year. Upon Involuntary Termination of a Covered Person, the final twelve-month vesting portion of each outstanding unvested option held by such Covered Person shall automatically accelerate. If such Involuntary Termination occurs within six months following a Change in Control then the Covered Person shall receive a lump sum payment equal to nine months of target compensation and such Covered Person's benefits shall continue for nine months. If such Involuntary Termination occurs after six months but prior to twelve months following a Change in Control then the Covered Person shall receive a lump sum payment equal to six months of target compensation and such Covered Person's benefits shall continue for six months.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter, the Audit Committee assists the Board of Directors (the "Board") in fulfilling its oversight responsibilities relating to the financial information which will be provided to the shareholders and others, the internal control system which management and the Board of Directors have established and the audit process. Each member of the Audit Committee is independent as defined by the Nasdaq Stock Market's listing standards. The Audit Committee charter adopted by the Board is included in this Proxy Statement as Appendix A.

     Management is responsible for the internal controls and preparation of the Company's financial statements. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent auditors regarding the internal controls, financial reporting practices and the audit process of the Company.

     The Audit Committee obtained from Deloitte & Touche LLP a written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee discussed the written statement with the independent auditors.

     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended November 30, 2000 with management and the independent auditors. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee reviewed and discussed with Deloitte & Touche LLP the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, and discussed the results of the independent auditors' examination of the financial statements.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2000, for filing with the Securities and Exchange Commission.

                                          Michael L. Mark, Chairman
                                          Roger J. Heinen, Jr.
                                          Amram Rasiel

                         PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for services performed for the fiscal year ended November 30, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP are as follows:

Audit Fees...........................................  $435,000(1)
Financial Information Systems Design and
  Implementation Fees................................  $      -(2)
All Other Fees.......................................  $387,000(2)(3)

---------------
(1) Includes statutory audit fees related to the Company's wholly owned foreign subsidiaries.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

(3) Includes fees for tax consulting and other non-audit services.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Company's Board of Directors are Arthur J. Marks and Scott A. McGregor. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. Neither member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402 or Item 404 of Regulation S-K promulgated by the Commission.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is established by the Compensation Committee. The Company's philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentives for the achievement of future financial and strategic goals. These goals include growth of the Company, defined primarily in terms of growth in revenue and earnings per share. It is also the Company's philosophy to base a significant portion of the executive's total compensation opportunity on performance incentives consistent with the scope and level of the executive's responsibilities.

     The executive compensation program for fiscal 2000 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company's Fiscal 2000 Bonus Program for Executives and Key Contributors (the "2000 Bonus Program"); and (3) equity-based long-term incentive compensation in the form of stock options. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies. A further explanation of the elements of the executive compensation program as they relate to the CEO and the Named Executive Officers disclosed in the Summary Compensation Table is as follows:

     Base salary increases for fiscal year 2000 were based upon individual and departmental contribution and performance. Base salary for Mr. Alsop did not increase during fiscal year 2000. Base salaries for the other Named Executive Officers increased during fiscal year 2000 by the following percentages: Mr. Ireland 16.2%, Mr. Reidy 15.0% and Mr. Robertson 8.2%.

     The 2000 Bonus Program was established by the Compensation Committee and approved by the Board of Directors. For each participant, the 2000 Bonus Program provided for a specified payment as a percentage of base salary depending on the attainment of targeted growth levels for revenue and earnings per share. The target growth levels are approved by the Board of Directors. If the Company achieves 100% of its revenue and earnings per share targets, 100% of the specified bonus is paid. More or less than 100% of the specified bonus is paid depending on the Company's level of achievement and the Compensation Committee's assessment of the Company's strength, stability and strategic position, as well as individual contribution. Bonus awards paid in fiscal 2000 were based upon the Company's revenue achievement, earnings per share and the Compensation Committee's assessment of the Company's strength, stability and strategic position.

     Due to partial non-attainment of targeted revenue and earnings per share goals in fiscal 2000, the total compensation received by Mr. Alsop and the other Named Executive Officers (except Mr. Ireland) decreased for fiscal year 2000 compared to fiscal year 1999. Total compensation decreased 20.7% for Mr. Alsop, 11.6% for Mr. Reidy and 10.4% for Mr. Robertson. Mr Ireland's total compensation increased in fiscal 2000 by 6.5% reflecting an increase in the scope of his responsibilities.

     Mr. Alsop's 20.7% decrease in fiscal 2000 total compensation was entirely due to a lower payout of cash bonus. Mr. Alsop's bonus was based on fiscal 2000 Company accomplishments as compared to target objectives as described above.

     Long-term incentive compensation, in the form of stock options, is intended to correlate executive compensation with the Company's long-term success as measured by the Company's stock price. Stock options are tied to the future success of the Company because options granted have an exercise price equal to the closing market value at the date of the grant and will only provide value to the extent that the price of the Company's stock increases above the exercise price. Since options granted generally vest monthly over a five year period, option participants are encouraged to continue employment with the Company. During fiscal 2000, Mr. Alsop and the other Named Executive Officers received incentive and non-qualified stock options as disclosed in the Option Grant Table on pages 10 and 11.

     The Compensation Committee approved a discretionary matching contribution to the 401(k) Plan for fiscal 2000, representing up to 4.8% of each eligible employee's calendar year compensation, including base salary, commissions and bonus, depending on the employee's length of service with the Company and the employee's contribution level. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed as "Other Compensation" in the Summary Compensation Table on pages 9 and 10.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes an annual limit of $1,000,000 on tax deductions that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation for "performance-based" compensation, and it is the intent of the Compensation Committee to take advantage of such exceptions to the extent feasible and in the best interests of the Company.

                                          Arthur J. Marks
                                          Scott A. McGregor

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative shareholder return with that of a broad market index (Nasdaq Stock Market Index U.S.) and a published industry index (Nasdaq Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 1995.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
         AMONG PROGRESS SOFTWARE CORPORATION, NASDAQ STOCK MARKET INDEX
            AND NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS
                              [PERFORMANCE CHART]

                                                   PROGRESS SOFTWARE          NASDAQ STOCK MARKET        NASDAQ COMPUTER & DATA
                                                      CORPORATION                INDEX (U.S.)          PROCESSING SERVICES STOCKS
                                                   -----------------          -------------------      --------------------------
11/95                                                   100.00                      100.00                       100.00
11/96                                                    63.39                      122.49                       123.36
11/97                                                    64.96                      152.57                       159.21
11/98                                                   119.88                      187.08                       231.14
11/99                                                   188.39                      322.01                       435.55
11/00                                                   122.25                      249.46                       292.04

            PROPOSED AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION
                       1991 EMPLOYEE STOCK PURCHASE PLAN

     The Progress Software Corporation 1991 Employee Stock Purchase Plan (the "Plan"), as amended, was adopted by the shareholders of the Company on July 1, 1998. As of February 23, 2001, a total of 1,500,000 shares of Common Stock were authorized for issuance under the Plan, of which approximately 351,000 remained available and reserved for issuance. The Company believes that the availability of an adequate reserve of shares for issuance under the Plan will benefit the Company by providing employees with an opportunity to acquire shares of the Company's Common Stock and will enable the Company to attract, retain and motivate valued employees. As of March 15, 2001, all pending plan issuances will be made from the 351,000 shares currently available and reserved for issuance. In March 2001, the Board of Directors unanimously approved an increase in the number of shares of Common Stock reserved for issuance under the Plan by 800,000 shares to a total of 2,300,000 shares, such increase is subject to shareholder approval being received at the 2001 Annual Meeting.

                     SUMMARY OF THE PROVISIONS OF THE PLAN

     The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request.

     Any employee of the Company or any present or future subsidiary of the Company is eligible to participate in the Plan so long as the employee is customarily employed for more than twenty (20) hours per week and for more than five (5) months in a calendar year. No person who owns or holds, or as a result of participation in the Plan would own or hold, options to purchase 5% or more of the total outstanding Common Stock of the Company is entitled to participate in the Plan. No employee is allowed to exercise an option granted under the Plan that permits the employee to purchase Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

     Participation in the Plan is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the Plan. There are currently approximately 1,300 employees eligible to participate in the Plan, of whom approximately 510 are participating. Once an employee becomes a participant in the Plan, that employee will automatically participate in an Offering Period, as hereinafter defined, or successor thereto, until such time as that employee withdraws from the Plan, becomes ineligible to participate in the Plan, or his or her employment ceases. A participant may be enrolled in only one Offering Period at a time.

     Each offering of Common Stock under the Plan is a period of up to 27 months (an "Offering Period"). Offering Periods are overlapping, with a new 27-month Offering Period beginning every three months. New Offering Periods begin on each January 1, April 1, July 1 and October 1. Each Offering Period is comprised of nine three-month exercise periods ("Exercise Periods"). Shares are purchased on the last business day of each Exercise Period, in March, June, September and December ("Exercise Dates"). The Board of Directors may establish different Offering Periods or Exercise Periods under the Plan.

     On the first day of an Offering Period, the Company grants to employees participating in such Offering Period an option to purchase shares of Common Stock. On the Exercise Date of each Exercise Period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day of the Offering Period or the Exercise Date, whichever is lower. If the fair market value of the Common Stock on an Exercise Date (other than the last Exercise Date of an Offering Period) is less than its fair market value on the first day of an Offering Period, then after the exercise of the option, all participants will automatically be withdrawn from that offering and enrolled in the new Offering Period.

     Subject to certain limitations, the number of shares of Common Stock a participant purchases in each Exercise Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the Exercise Period by the option exercise price. If an employee is no longer a participant on an Exercise Date, the employee's option, which would have been automatically exercised on such date, will be automatically terminated, and the amount of the employee's accumulated payroll deductions will be refunded.

     A participant may elect to increase or decrease the amount of his or her payroll deductions at any time. A reduction in the amount of a participant's payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full pay period commencing after such date. An increase in the amount of a participant's payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full Exercise Period commencing after such date. A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from an Offering Period, that participant may not again participate in the same Offering Period.

     The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired by a participant or a participant's beneficiary upon exercise of an option granted under the Plan. Currently, the Compensation Committee has set a three (3) month holding period. The Plan will continue until terminated by the Board of Directors. The Board of Directors may, in its discretion, at any time, terminate or amend the Plan except that no such termination may affect options previously granted nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the Plan.

     If the increase in the number of shares reserved for issuance under the Plan is approved by the shareholders of the Company, the Company intends to file a Registration Statement on Form S-8 covering the shares of Common Stock issuable as a result of such increase, and upon the effectiveness of such registration statement, all such shares will be, when issued, eligible for resale in the public market.

     The Company is unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of the Company's executive officers, such officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the Plan. If the proposed amendment had been in effect during fiscal 2000, it would not have affected the number of options received by or allocated to participants in fiscal 2000.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     A participant in the Plan recognizes no taxable income either as a result of participation in the Plan or upon exercise of an option to purchase shares of Common Stock under the terms of the Plan.

     If a participant disposes of shares purchased upon exercise of an option granted under the Plan within two years from the first day of the applicable Offering Period or within one year from the Exercise Date (a "Disqualifying Disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve (12) months, or short-term if the participant's holding period is twelve (12) months or less.

     If the participant disposes of shares purchased upon exercise of an option granted under the Plan at least two years after the first day of the applicable Offering Period and at least one year after the Exercise Date, the participant will realize ordinary income in the year of disposition equal to the lesser of
(i) the excess of the fair market value of the shares on the date of disposition over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the applicable Offering Period over the exercise price. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a capital gain, long-term or otherwise, depending upon the holding period measured from the Exercise Date. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long term capital loss.

     If the participant still owns the shares at the time of death, the lesser
(i) the excess of the fair market value of the shares on the date of death over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

     The Company will generally be entitled to a tax deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed by the Company.

     The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and the Company with respect to an employee's participation in the Plan. This summary does not purport to be a complete description of all federal tax implications of participation in the Plan, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. PARTICIPANTS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE VARIOUS TAX LAWS THAT MAY APPLY TO A PARTICIPANT'S PARTICULAR SITUATION.

     If a quorum is present at the 2001 Annual Meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting will be necessary to approve the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE PLAN.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending November 30, 2001. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 2001 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of nominees and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, in person or otherwise following the original solicitation.

               PROPOSALS OF SHAREHOLDERS FOR 2002 ANNUAL MEETING

     The Company anticipates that its 2002 Annual Meeting of Shareholders will be held on or about April 19, 2002. Proposals of shareholders of the Company intended to be presented at the 2002 Annual Meeting must, in order to be included in the Company's Proxy Statement and the form of proxy for the 2002 Annual Meeting, be received at the Company's principal executive offices by November 29, 2001.

     In addition, under the by-laws of the Company, for any shareholder intending to present at the 2002 Annual Meeting, any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Clerk of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

                             AVAILABLE INFORMATION

     Shareholders of record on February 23, 2001 will receive with this Proxy Statement a copy of the Company's 2000 Annual Report, containing detailed financial information concerning the Company, which is incorporated herein by reference. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, without exhibits, to any shareholder solicited hereby who requests it in writing. Please submit your written request to Investor Relations, Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730 or call (781) 280-4450. The Company's 2000 Annual Report filed on form 10-K is also available on-line from the U.S. Securities and Exchange Commission's EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the financial information which will be provided to the shareholders and others, the internal control system which management and the Board of Directors have established and the audit process. The Audit Committee may retain outside counsel, auditors or other consultants to advise the Committee.

COMPOSITION

     The membership of the Audit Committee shall consist of at least three directors, appointed by the Board of Directors, who are independent of the management of the Company and meet the independence requirements of the Nasdaq Stock Market, Inc. All members shall be financially literate. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     Although the Audit Committee may wish to consider other duties from time to time, the recurring activities related to carrying out its role are described below. To fulfill its responsibilities, the Audit Committee will:

Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board of Directors.

Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries. Such auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

Review and approve the fees to be paid to the independent auditor.

Evaluate annually the independence of the auditor based on the receipt from the independent auditors of a formal, written statement describing all relationships between the independent auditor and the Company in accordance with Independence Standards Board Standard Number 1.

Discuss with the auditor any disclosed relationships or services that may impact the independence and objectivity of the auditor and, if needed, take, or recommend that the Board of Directors take, the appropriate action to oversee and satisfy itself as to the auditors' independence.

Review the performance of the independent auditors and recommend to the Board of Directors any proposed discharge of the independent auditors when circumstances warrant.

Review with the independent auditors, the Company's internal auditor and financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

Review with the General Counsel legal matters that may have a material impact on the Company's financial statements and any material reports or inquiries received from regulators or government agencies.

Review the Company's quarterly financial statements with management and the independent auditor prior to the filing of Form 10-Q. The Audit Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Following completion of the annual audit, review with the independent auditor and management:

- the Company's annual financial statements and footnotes to determine that the independent auditors are satisfied with the disclosure and content of the financial statements.
- the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.
-  the results of the audit and related comments.
-  any significant changes required in the independent auditor's audit plans.
- any significant difficulties, restrictions on scope or access to required information or disputes with management encountered during the course of the audit.
-  any changes in accounting principles.
- other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

Based on the above review, recommend to the Board of Directors whether the audited financial statements be included in the Company's Annual Report on Form 10-K.

Issue the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Review the internal audit function of the Company including the department's objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

Report periodically to the Board of Directors the significant results of the Audit Committee's activities.

Review and assess the adequacy of the Committee's Charter annually and recommend any proposed changes to the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in accordance with generally accepted accounting principles. The financial statements are the responsibility of management. Expressing an opinion on the financial statements based on the audits performed is the responsibility of the independent auditor. Although the Audit Committee has the authority to investigate any matter brought to its attention involving the accounting, financial reporting and internal control practices of the Company, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                           PROGRESS SOFTWARE COMPANY

                   14 OAK PARK, BEDFORD, MASSACHUSETTS 01730

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 20, 2001

The Undersigned shareholder of Progress Software Corporation, revoking all
Orior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and
Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software of Corporation which the undersigned is entitled to vote at the Annual Meeting Shareholders of the Company to be held at the Company's office at 14 Oak Park, Bedford, Massachusetts on April 20, 2001, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 21, 2001, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE.

  PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED
   BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP,
     PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR
                                  PARTNERSHIP.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

__________________________________      _______________________________________

__________________________________      _______________________________________

__________________________________      _______________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
-----------------------------
PROGRESS SOFTWARE CORPORATION
-----------------------------

Mark box at right if you plan to attend the Annual Meeting.   [ ]

Mark box at right if an address change or comment has been    [ ]
noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:

                                                           For  Against  Abstain
1. To fix the number of directors constituting the         [ ]    [ ]      [ ]
   full Board of Directors of the Company at seven.

                                                        For All   With-  For All
2. Election of Directors,                               Nominees  hold   Except
   (01) JOSEPH W. ALSOP       (05) ARTHUR J. MARKS        [ ]      [ ]     [ ]
   (02) LARRY R. HARRIS       (06) SCOTT A. McGREGOR
   (03) ROGER J. HEINEN, JR.  (07) AMRAM RASIEL
   (04) MICHAEL L. MARK

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                           For  Against  Abstain
3. To act upon a proposal to amend the Company's 1991      [ ]    [ ]      [ ]
   Employee Stock Purchase Plan to increase the maximum number of shares that may be issued under such plan from 1,500,000 shares to 2,300,000 shares.

                                               ----------------
Please be sure to sign and date this Proxy.    Date
---------------------------------------------------------------


----Shareholder sign here------------Co-owner sign here--------

DETACH CARD                                                          DETACH CARD

                         PROGRESS SOFTWARE CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 2001.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Progress Software Corporation